EXHIBIT 5.1

                     KEATING, MUETHING & KLEKAMP, P.L.L.
                             1800 Provident Tower
                            One East Fourth Street
                            Cincinnati, Ohio 45202
                           Telephone (513) 579-6400
                           Facsimile (513) 579-6457

                              May 15, 1997

The Provident Bank
One East Fourth Street
Cincinnati, Ohio 45202

               RE:  Registration Statement No. 333-18897
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Ladies and Gentlemen:

     We have  acted  as counsel  for  The  Provident Bank,  an  Ohio  banking corporation ("Provident"), in connection with the preparation of the referenced registration statement on Form S-3 (the "Registration Statement") relating to the Securities (defined below) and with the authorization and issuance from time to time in one or more series (each a "Series") of up to $500,000,000 aggregate principal amount of asset-backed securities (the "Securities"). As set forth in the Registration Statement, each Series of Securities will be issued under and pursuant to the conditions of a separate pooling and servicing agreement, trust agreement or indenture (each, an "Agreement") among Provident, a trustee (the "Trustee") and where appropriate, a servicer (the "Servicer"), each to be identified in the prospectus supplement for such Series of Securities.

     We have examined copies of Provident's Amended Articles of Incorporation and Code of Regulations. We have also examined forms of each Agreement, as filed or incorporated by reference as exhibits to the Registration Statement, and the forms of Securities included in any Agreement so filed or incorporated by reference in the Registration Statement and such other records, documents and statutes as we have deemed necessary for purposes of this opinion.

     Based upon the foregoing, we are of the opinion that:

     1. When any Agreement relating to a Series of Securities has been duly and validly authorized by all necessary action on the part of Provident and has been duly executed and delivered by Provident, the Servicer, if any, the Trustee and any other party thereto, such Agreement will constitute a legal, valid and binding agreement of Provident, enforceable against Provident in accordance with its terms, except as enforcement thereof may be limited by insolvency or other laws applicable to banks relating to or affecting creditors' rights or by general equity principles.

     2. When a Series of Securities has been duly authorized by all necessary action on the part of Provident (subject to the terms thereof being otherwise in compliance with applicable law at such time), duly executed and authenticated by the trustee for such Series in accordance with the terms of the related Agreement and issued and delivered against payment therefor as described in the Registration statement, such Series of Securities will be legally and validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the benefits of the related Agreement.

     In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the laws of the States of Ohio and New York (excluding choice of law principles therein) and the federal laws of the United States of America, although we point out to you that we are not licensed to practice law in the State of New York.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading "Legal Matters" in each Prospectus forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the Securities Act of 1933, as amended, or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                              Very truly yours,

                              KEATING, MUETHING & KLEKAMP, P.L.L.


                              By: /s/James R. Whitaker
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                                     James R. Whitaker